BlackRock Liquidity Funds:
TempFund

For the Period Ended:
4/30/2009


Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period November 1, 2008 through December 31, 2008.


                        PURCHASES (IN THOUSANDS)

TRANSACTION    FACE       SECURITY
   DATE       AMOUNT     DESCRIPTION       RATE       DUE DATE
  -----       -----      -----------       ----        ------
11/13/08     $175,000    TULIP FUNDING     1.30        12/04/08
                             CORP